Exhibit 10.1

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (“Amendment”) is entered into as of December 7, 2005 by and among SOURCECORP, Inc., a Delaware corporation with its principal office located at 3232 McKinney Avenue, Suite 1000, Dallas, TX 75204 (“SOURCECORP”), SOURCECORP Management, L. P., a Texas limited partnership and indirect wholly-owned subsidiary of SOURCECORP (collectively, the “Company”) and Ed H. Bowman, Jr. (“Employee”).

RECITALS

A.            The Company and Employee have previously entered into that certain Amended and Restated Employment Agreement on or about May 9, 2005 and effective as of January 1, 2005 (“Agreement”) pursuant to which Employee is employed by the Company.

B.            The original Term (as defined in the Agreement) of the Agreement is for an initial period through December 31, 2009 with an automatic extension feature, and the Company and Employee now wish, for clarity, to extend the initial period of the Term of the Agreement through December 31, 2010, and maintain the automatic extension feature unchanged.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

1.             Amendment.  The Company and Employee hereby agree to amend the Agreement as follows:

The first clause of the first sentence of Section 5 of the Agreement, which currently reads as follows:

“The term of this Agreement shall begin on the date hereof and continue through December 31, 2009;”

is hereby replaced with the following clause:

“The term of this Agreement shall begin effective January 1, 2005 and continue through December 31, 2010;”

and the remainder of such sentence and Section shall remain unchanged.

2.             Defined Terms.  Except as otherwise expressly provided herein, any capitalized term used in this Amendment that is not defined herein will have the meaning ascribed to such term in the Agreement.

3.             No Other Amendment.  Except as otherwise expressly provided in this Amendment, all terms, conditions and provisions of the Agreement will remain in full force and effect.

4.             Governing Law.  This Amendment shall in all respects be construed according to the laws of the State of Delaware.

5.             Entire Agreement.  This Amendment, together with the Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter herein.  No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, shall be effective unless given in a writing signed by the party to be charged.

6.             Counterparts.  This Amendment may be executed originally or by facsimile signature, in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

SOURCECORP , Incorporated		SOURCECORP Management, L.P.

By:	/s/ Donald F. Moorehead, Jr.	By:	SRCP Management, Inc.
	Name: Donald F. Moorehead, Jr.		General Partner
Title: Authorized Signatory
			By:	/s/ Donald F. Moorehead, Jr.
				Name:	Donald F. Moorehead, Jr.
				Title:	Authorized Signatory

EMPLOYEE:

/s/ Ed H. Bowman, Jr.